Exhibit 23.1

PricewaterhouseCoopers LLP
1800 Tysons Boulevard
McLean, VA 22102-4261
Telephone (703) 918 3000
Facsimile (703) 918 3100

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated March 9, 2006 relating to the financial statements, financial statement schedules, management’s assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting, which appears in MedImmune, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2005. We also consent to the references to us under the heading “Experts” in such Registration Statement.

PricewaterhouseCoopers LLP
McLean, VA
September 29, 2006